UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 5, 2021
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
RAYONIER ADVANCED MATERIALS INC.

1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RYAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Rayonier Advanced Materials Inc.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 5, 2021, Paul G. Boynton notified Rayonier Advanced Materials Inc. (the “Company”) of his decision to retire from his position as the Company’s President and Chief Executive Officer, effective December 31, 2021. It is expected that Mr. Boynton will remain on the Company’s Board of Directors (the “Board”), serving in the new role of Vice Chair through the 2022 annual meeting of stockholders, at which time he will not stand for reelection, will continue as a non-executive employee of the Company in the role of Senior Advisor, assisting with the transition of his duties and continuing his work on various Company initiatives through June 30, 2022, and thereafter will continue certain of his transition duties in a consulting capacity through December 31, 2022. Mr. Boynton will no longer be classified as a Section 16 officer or executive officer of the Company effective as of December 31, 2021. The Company is in discussions with Mr. Boynton regarding the terms of his transition arrangement with the Company and will disclose the relevant terms following their finalization and approval. Until the terms of the transition arrangement are finalized and approved, Mr. Boynton’s current base salary rate will remain in effect, and he will continue to participate in the Company’s retirement and deferred compensation plans, severance and other benefit plans and programs of the Company.

(c) On December 5, 2021, the Board appointed Vito J. Consiglio as the Company’s President and Chief Executive Officer, as a member of the Board serving in Class III and as a member of the Finance and Strategic Planning Committee, each effective as of January 1, 2022.

Mr. Consiglio, age 57, most recently served as Senior Vice President and Chief Commercial Officer of Ashland Global Holdings Inc. (“Ashland”), a global specialty materials company, from November 2018 to January 2020, and prior to that, as Group Vice President, Consumer Specialties of Ashland from July 2016 to November 2018. Prior to joining Ashland, Mr. Consiglio served as Vice President – Transportation Markets at Carpenter Technology (“Carpenter”), a specialty steel manufacturer, from 2013 to 2016, and as Global Director of Bar – Specialty Alloy Operations of Carpenter from 2013 to 2015.  Prior to Carpenter, Mr. Consiglio earned his bachelor’s degree in Physiology/Chemistry from Michigan State University and his master’s degree in business administration from the University of Chicago Booth School of Business. Mr. Consiglio has served on the board of directors of the Delaware STEM Council since 2018.

Mr. Consiglio is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and has no family relationship with any other executive officer or Board member.
In connection with his appointment, Mr. Consiglio and the Company entered into an Employment Letter dated December 5, 2021 (the “Employment Letter”). Pursuant to the Employment Letter, Mr. Consiglio will receive an initial annual base salary of $1,000,000, subject to annual review by the Compensation and Management Development Committee of the Board (the “Compensation Committee”).  Mr. Consiglio will be eligible to participate in the Company’s annual cash incentive program, with a target bonus of 100% of his annual base salary and a payout potential of 0 to 200% of target depending on achievement of performance metrics as determined by the Compensation Committee.
Mr. Consiglio will also be eligible for annual equity grants under the Company’s long-term incentive program. The value of Mr. Consiglio’s equity grant for the 2022 long-term incentive program grant cycle will be $2,500,000, to be awarded in the form of time-based restricted stock units and performance stock and cash units, as determined by the Compensation Committee.
In addition, Mr. Consiglio will receive an initial grant of leveraged performance units (“LPUs”) with a target amount of $1,500,000. The target number of LPUs awarded will be determined based on the average of the closing market price of Company common stock during the 20 trading days preceding the grant date and during the 20 trading days following the grant date (the “grant date share price”).  The actual number of LPUs earned will be based on share price growth from the “grant date share price” compared to the “measurement date share price” determined based on the average of the closing market price of Company common stock during the last 20 trading days of the three-year measurement period.  The following table sets forth the payout range of these LPUs, with results to be interpolated:

Performance Requirement	Stock Price Growth from Grant	% of LPUs Target Earned
Threshold	10%	50%
Target	25%	100%
Maximum	100%	250%

Any result lower than 10% stock price growth will result in no payout. Earned LPUs will be settled in Company common stock and will be subject to a one-year holding requirement post-vesting as well as a value cap of 15x the initial grant value. In the event of Mr. Consiglio’s voluntary resignation or termination for cause prior to the payout of earned LPUs, the LPUs will be forfeited.

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Mr. Consiglio will be eligible to participate in the Company’s benefit plans and programs.  He will participate in the Company’s Non-Change in Control Executive Severance Plan and will also be designated as a Tier I participant in the Company’s Change in Control Executive Severance Plan. Mr. Consiglio will also be eligible to participate in the executive perquisites program which currently provides for an executive physical as well as financial planning reimbursement of up to $25,000 annually.

Mr. Consiglio will receive relocation benefits under the Company’s relocation policy, including a lump-sum payment of three months’ base pay, as well as reimbursement of associated taxes, to cover various expenses associated with relocation, as well as reimbursement of closing costs on the sale of his principal residence, settling-in costs and moving costs.  Mr. Consiglio must repay all relocation expenses to the Company in the event of his voluntary resignation or termination for cause within two years of the later of his date of hire or the payment of final relocation expenses.

Mr. Consiglio’s employment is contingent upon his agreement to various restrictive covenants, including a non-competition covenant. Mr. Consiglio’s compensation is also subject to any clawback policy of the Company, as may be in effect from time to time.

The foregoing description of the Employment Letter is a summary and is qualified in its entirety by reference to the Employment Letter, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events

On December 6, 2021, the Company issued a press release announcing Mr. Boynton’s retirement and Mr. Consiglio’s appointment.  A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished herewith:

10.1	Employment Letter between Rayonier Advanced Materials Inc. and Vito J. Consiglio, dated as of December 5, 2021
99.1	Press Release dated December 6, 2021
104	The cover page from this Current Report on Form 8-K formatted as Inline XBRL

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc. (Registrant)

BY:	/s/ Richard Colby Slaughter
Richard Colby Slaughter
Vice President, General Counsel and Corporate Secretary

December 6, 2021

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